Exhibit 23.6

Consent of Nominee for Director
of GasLog Partners LP

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1, as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Pamela Gibson
Name: Pamela Gibson
Date: March 29, 2014